                                                                      Exhibit 99

                         FORM 4 JOINT FILER INFORMATION

Name of "Reporting Persons":    Norwest Venture Partners VII-A, L.P.
                                Norwest Venture Partners IX, L.P.
                                Norwest Venture Partners VII, L.P.
                                NVP Entrepreneurs Fund IX, L.P.
                                Promod Haque

Address:                        525 University Avenue, Suite 800
                                Palo Alto, CA  94301

Designated Filer:               Norwest Venture Partners VII-A, L.P.

Issuer and Ticker Symbol:       Website Pros, Inc. (WSPI)

Date of Earliest Transaction:   May 9, 2006

Each of the following is a Joint Filer with Norwest Venture Partners VII-A, L.P
("NVP VII-A") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:

Norwest Venture Partners IX, L.P. ("NVP IX") is the record holder of the shares reported in Line 2, Norwest Venture Partners VII ("NVP VII") is the record holder of the shares reported on Line 3 and NVP Entrepreneurs Fund IX, L.P ("NVP
Fund IX") is the record holder of the shares reported on Line 4 of Table I.
Promod Haque is a managing partner of Itasca VC Partners VII, L.P., the general partner of NVP VII, and of Itasca VC Partners VII-A, LP, the general partner of
NVP VII, and a managing director of Genesis VC Partners IX, LLC, the general partner of each of NVP IX and NVP Fund IX. By virtue of such positions, Mr.
Haque may be deemed to beneficially own the shares held of record by NVP VII-A,
NVP IX, NVP VII, and NVP Fund IX.

All Reporting Persons disclaim beneficial ownership of shares of Website Pros,
Inc. stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange
Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Norwest Venture
Partners VII-A, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

NORWEST VENTURE PARTNERS VII-A, L.P.

By: Itasca VC Partners VII-A, LLC
    Its General Partner

By: /s/ Kurt Betcher
    -----------------------------------
    Its Authorized Signer

NORWEST VENTURE PARTNERS IX, L.P.

By: Genesis VC Partners IX, LLC
    Its General Partner

By: /s/ Kurt Betcher
    -----------------------------------
    Its Authorized Signer

NORWEST VENTURE PARTNERS VII, L.P.

By: Itasca VC Partners VII, LP
    Its General Partner

By: /s/ Kurt Betcher
    -----------------------------------
    Its Authorized Signer

NVP ENTREPRENEURS FUND IX, LP

By: Genesis VC Partners IX, LLC
    Its General Partner

By: /s/ Kurt Betcher
    -----------------------------------
    Its Authorized Signer

/s/ Mary E. Schaffner, as Attorney-in-Fact
------------------------------------------
PROMOD HAQUE
By:  Mary E. Schaffner, as Attorney-in-Fact